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                                   EXHIBIT 21
                                       TO
                                   FORM 10-K
                                       OF
                          PROTECTIVE LIFE CORPORATION
                                      FOR
                                  FISCAL YEAR
                            ENDED DECEMBER 31, 1995

    The following wholly-owned subsidiary of Protective Life Corporation is organized under the laws of the State of Tennessee and does business under its corporate name:

                       Protective Life Insurance Company

    The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Alabama and does business under its corporate name:

                   American Foundation Life Insurance Company

    The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Wisconsin and does business under its corporate name:

                   Wisconsin National Life Insurance Company